                                                                  EXHIBIT 10.11



                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 18th day of March, 1996, between ESA DEVELOPMENT, INC., a Delaware corporation (hereinafter referred to as the "Company"), and HAROLD E. WRIGHT (hereinafter referred to as "Wright"):

                               W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company has hired Wright as President of the Company; and

     WHEREAS, the Company and Wright desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs Wright effective as of the date hereof, and Wright hereby accepts employment as President of the Company upon the terms and conditions hereinafter set forth. Wright shall perform such duties and responsibilities for the Company which are commensurate with his capacity as may be assigned him by the Company's Board of Directors. In connection with the duties to be performed pursuant to this Agreement, Wright shall report directly to the Chairman of the Board of Directors of the Company. Incident to the performance of such duties, Wright shall be provided by the Company with office space, facilities and secretarial assistance commensurate with his position.

     2. TERM. The term of Wright's employment hereunder shall be for a period beginning March 18, 1996 and ending June 30, 1999 (the "Term").

     3.   COMPENSATION.

          (a) Base Salary. The Company agrees to pay Wright during the Term a minimum annual base salary of $175,000. The salary shall be payable at intervals not less often than monthly and otherwise in accordance with the Company's policies. Such salary shall be reviewed annually by the Company's Board of Directors (or a duly constituted and empowered committee thereof) and may be increased (but in no event decreased) by such amount as it deems proper.

          (b) Additional Compensation. Wright shall be paid as additional compensation, a commission of $15,000 for the selection and approval of each site upon which the Company or its subsidiaries and, after December 31, 1996, the Company or its Affiliates (to the extent Wright is responsible for selection and/or approval of such sites) commences the construction of an extended stay lodging facility during the Term. Notwithstanding the foregoing, commissions earned pursuant to this Section 3(b) shall apply only to the first 40 sites for which construction is commenced in any calendar year ending December 31, 1996, 1997, or 1998, and only to the first 20 sites for which construction is commenced in the period beginning January 1, 1999 and ending June 30, 1999. All amounts due to Wright pursuant to this Section 3(b) shall be paid annually on January 15 of the year following the calendar year in which such amounts were earned. The Company shall be entitled to pay all or part, as determined in the Company's sole discretion, of such additional compensation due Wright pursuant to this Section 3(b) by delivering such number of shares of common stock, par value $.01 per share, of Extended Stay America, Inc. (the "Common Stock") as is equal to the amount due Wright divided by the fair market value of the Common Stock. For purposes of this Section 3(b), "fair market value" shall mean the average of the high and low per share sales prices of the Common Stock on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) for the trading day immediately preceding the date of delivery of such shares. The Company hereby agrees that in the event it elects to deliver Common Stock in payment of amounts due pursuant to this Section 3(b), all of such delivered shares shall have been registered with the Securities and Exchange Commission on an effective registration statement prior to the time of delivery, shall be freely tradeable without further registration, and the certificates representing such shares shall not contain any restrictive legend.

          (c) Stock Options. Concurrently with the execution of this Agreement, Wright shall be granted options to purchase 600,000 shares of the common stock of Extended Stay America, Inc., in accordance with the Extended Stay America, Inc. 1996 Amended and Restated Employee Stock Option Plan, a copy of which is attached hereto as Exhibit A. Wright shall also be eligible to participate in any future grants of stock options pursuant to Extended Stay America, Inc.'s then current employee stock option plan.

          (d) Other Benefits. During the term of his employment, Wright shall be entitled to participate in all other employee benefits, perquisites, vacation days, benefit plans or programs of the Company which were available generally to officers of the Company who are also employees of the Company in accordance with the terms of such plans, benefits or programs.

          (e) Expenses. Wright shall be reimbursed for his reasonable travel expenses related to and for promoting the business of the Company, and any such expenses paid by Wright from his own funds shall be promptly reimbursed to him by the Company in accordance with the policies and procedures of the Company in effect from time to time.

     4. EXTENT OF SERVICE. Wright shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Wright from (a) investing his personal assets in businesses which do not compete with the Company or its Affiliates in such form or manner as will not require any services on the part of Wright in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are publicly traded; or (c) accepting appointments to the boards of directors of other companies provided that the Chairman of the Company approves of such appointments and Wright's performance of his duties on such boards does not result in a violation of his covenants under Section 5 hereof.

     5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. All payments and benefits to Wright under the Agreement shall be subject to Wright's compliance with the provisions of this Section 5.

          (a) Confidential Information. Wright acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's and the Company's Affiliate's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company and its Affiliates; and records and policy matters relating to finance, personnel, management, and operations. Therefore, in order to protect the Company's and the Company's Affiliate's confidential information and to protect other employees who depend on the Company and its Affiliates for regular employment, Wright agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he (i) will not copy, reproduce, or take with him the original or any copies of said confidential information, and
(ii) will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

          (b) Litigation Support. Wright shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or Affiliates is, or may become a party. Wright's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying with this covenant shall be promptly reimbursed.

          (c) No Solicitation of Employees. Wright agrees that during the Term of this Agreement and continuing for a period of two years after the termination of this Agreement, neither Wright nor any person or enterprise controlled by Wright will solicit for employment any person employed by the Company or any of its Affiliates.

          (d) Covenant Not to Compete. Wright agrees that during the Term of this Agreement and for a period of two years after the termination of his employment with the Company, neither Wright nor any person or enterprise controlled by Wright will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which is a Competing Business (defined below) in the Prohibited Area (defined below); provided, however, that the foregoing shall not prohibit the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business" shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its Affiliates during the Term. The term "Prohibited Area" shall mean, on the date of the termination of Wright's employment hereunder, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its Affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its Affiliates where the Company or any of its Affiliates intends to develop an extended-stay lodging facility. Upon termination of this Agreement, the Company shall deliver to Wright a description of the location of each facility and parcel of real property referred to in the preceding sentence.

          (e) Remedies for Breach of Covenants. In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in subsections 5(a) through
(d), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     If Wright violates any of the covenants contained in this Section 5, then the Company shall have no further obligation to make any payments to Wright otherwise due him under this Agreement other than the portion of Wright's salary provided for in Section 3(a) and additional compensation provided for in Section 3(b) accrued prior to the date Wright violates any of such covenants. In addition, Wright acknowledges that any material breach of his covenants contained in this Section 5 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

     6.   TERMINATION.

          (a) Death or Disability. The Company shall have the right to terminate this Agreement if Wright should die or become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Company). If this Agreement is terminated pursuant to this Section 6(a), the Company shall have no further obligations to Wright under this Agreement other than the portion of Wright's salary provided for in Section 3(a) and additional compensation provided for in
Section 3(b) accrued prior to the effective date of such termination.

          (b) Termination for Cause. The Company shall have the right to terminate this Agreement for "Cause" upon prior written notice if, in the reasonable determination of the Company, Wright has engaged in misconduct so as to constitute "Cause." For purposes of this Agreement, such misconduct shall be defined as:

               (i) Wright's failure or refusal, after written notice thereof, to perform specific directives approved by a majority of the Board of Directors which are delivered to Wright in writing and are consistent with the scope and nature of Wright's duties and responsibilities as President of the Company;

               (ii) Dishonesty of Wright which directly or indirectly has a materially adverse affect on the Company;

               (iii) Habitual drunkenness or use of drugs which interferes with the performance of Wright's duties and obligations under this Agreement;

               (iv) Wright's conviction of a felony or of any crime involving moral turpitude, fraud, defalcation, or misrepresentation;

               (v) Any gross or willful misconduct of Wright resulting in substantial loss to the Company or substantial damages to the Company's reputation;

               (vi) Any breach of Wright's covenants contained in Sections 5(a) through (d) hereof.

     If this Agreement is terminated for Cause pursuant to this Section 6(b), the Company shall have no further obligations to Wright under this Agreement other than the portion of Wright's salary provided for in Section 3(a) and additional compensation provided for in Section 3(b) accrued prior to the effective date of such termination. However, Wright's covenants under Section 5 hereof shall remain in full force and effect.

          (c) Termination by the Company Without Cause. If the Company terminates the employment of Wright for any reason other than as specified in
Section 6(a) or 6(b), the Company shall (i) continue to pay Wright his base salary in accordance with Section 3(a); and (ii) pay to Wright an amount equal to the excess of (A) $15,000 times the number of sites upon which the Company or its subsidiaries and, after December 31, 1996, the Company or its Affiliates (to the extent Wright is responsible for selection and/or approval of such sites) commenced construction of an extended stay lodging facility since the Company's inception, provided that for purposes of such calculation, the number of sites shall not exceed 140, over (B) the aggregate amount paid to Wright pursuant to
Section 3(b), which amount shall be paid ratably on a monthly basis from the termination date through June 1999. The amount payable by the Company pursuant to this Section 6(c) shall be reduced by the gross income earned by Wright for services performed for others, but shall not include any amounts received by Wright from Property Trust of America or HVI, Inc. by reason of that certain First Amendment to Agreement Terminating Master Agreement and/or First Amendment to Site Location Agreement, each dated December 29, 1994. In addition, Wright's covenants under Section 5(d) shall terminate but the other provisions of Section 5 will remain in full force and effect.

     7.   ADDITIONAL AGREEMENTS BY THE COMPANY.

          (a) The Company acknowledges that Wright is subject to a certain Amended and Reaffirmed Non-Competition Agreement dated December 29, 1994, between Wright, Property Trust of America, Security Capital Atlantic Incorporated, and Security Capital Pacific Incorporated (the "Non-Competition Agreement"), and agrees that (i) in the event it engages in a "Competing Business" in the "Area" during the "Covenant Period" (all as defined in the Non-Competition Agreement), the Company shall be deemed to have terminated this Agreement pursuant to Section 6(c) above; and (ii) in the event Wright has knowledge that the Company intends to engage in a "Competing Business" in the "Area" during the "Covenant Period", Wright shall have the option to declare such intention a termination of this Agreement by the Company pursuant to Section 6(c) hereof, such option to be exercised by delivery of written notice thereof to the Company.

          (b) In the event it becomes necessary for Wright, at anytime during a period commencing with the date of this Agreement and extending to and including the date that is one (1) year following the date limitations shall run on any and all claims and causes of action that may be brought against Wright under the Non-Competition Agreement, to employ an attorney with respect to any suit threatened or brought by Property Trust of America, Security Capital Atlantic Incorporated, and/or Security Capital Pacific Incorporated ("Complaining Parties"), against Wright alleging or claiming that Wright's employment by the Company has in any way caused a breach or constituted a failure to comply with the Non-Competition Agreement, the Company agrees to reimburse Wright for all attorneys' fees and expenses incurred or paid by Wright with respect thereto, not to exceed the total sum of $200,000.00. Such amount to be so reimbursed to Wright pursuant to this Agreement shall be paid to Wright within twenty (20) days after receipt by the Company of documentation of such suit or threat of such suit and an itemized statement of such fees and expenses, with copies of invoices, if available, in order that Wright may pay such fees and expenses as they become due. All amounts becoming due hereunder shall be paid to Wright at the address shown below or at such other address as Wright shall hereafter advise the Company in writing.

     8. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     9. SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

     10. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

     11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to Wright, at his address set forth below, and if to the Company, ESA Development, Inc., 500 East Broward

Boulevard, #950, Ft. Lauderdale, FL 33394, Attention: Robert A. Brannon, with a copy to Michael W. Black, c/o Pedersen & Houpt, 161 North Clark Street, #3100, Chicago, Illinois 60601.

     12. ASSIGNMENT. Wright may not assign his obligations hereunder. The rights of Wright and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     13. DEFINITION OF AFFILIATE. An "Affiliate" of the Company shall be any natural person or any firm, corporation, partnership, associate, trust or other entity which, directly or indirectly, controls, or is under common control with, the Company.

     14.  MISCELLANEOUS.

          (a) This Agreement and the options issued pursuant to Section 3(c) shall supersede that certain Employment Agreement dated June 1, 1995, between the parties hereto, and that certain Stock Option Agreement dated June 1, 1995, between the parties hereto.

          (b) This Agreement shall be subject to and governed by the laws of the State of Delaware.

          (c) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

          (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       ESA DEVELOPMENT, INC.


                                       By  /s/ George D. Johnson, Jr.
                                       ------------------------------
                                         Its Chairman
                                       ------------------------------



                                       /s/ Harold E. Wright
                                       ------------------------------
                                       Harold E. Wright

                                       Address:  1235 East Lake Dr.
                                               ----------------------
                                                Ft. Lauderdale, Fl
                                       ------------------------------
                                                33316
                                       ------------------------------

                                                                       EXHIBIT A


                          EXTENDED STAY AMERICA, INC.

                              AMENDED AND RESTATED
                        1996 EMPLOYEE STOCK OPTION PLAN

     1. STATEMENT OF PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to benefit Extended Stay America, Inc. (the "Company") and its subsidiaries by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board of Directors"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive. The Committee shall be composed of two or more disinterested members of the Board of Directors of the Company.

     3. ELIGIBILITY. Options shall be granted only to key employees and consultants of the Company and its subsidiaries (including officers of the Company and its subsidiaries but excluding members of the Committee) selected initially and from time to time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company or its subsidiaries (each such individual receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. GRANTING OF OPTIONS. (a) The Committee may grant options to employees, directors and consultants of the Company and its subsidiaries; provided, however, that members of the Committee shall not be eligible to receive grants of options under the Plan. Pursuant to the Plan, a maximum of 2,500,000 shares of the $.01 par value common stock of the Company (the "Common Stock") may be purchased from the Company, subject to adjustment as provided in Paragraph 10 hereof; provided, however, that the maximum number of shares subject to all options granted to an individual under the Plan shall in no event exceed 50% of the shares of Common Stock authorized for issuance under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) No options shall be granted under the Plan subsequent to the tenth anniversary of the adoption of the Plan. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

          (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of, or a consulting arrangement with, the Company or any subsidiary, or interfere in any way with the right of the Company or its subsidiaries to terminate his or her employment or consulting arrangement at any time.

     5. OPTION PRICE. The option price of any option granted under the Plan shall be determined by the Committee and shall not be less than the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. Unless the Committee otherwise determines, for purposes of this Paragraph 5, "fair market value" shall be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant). In the event that the Common Stock is not listed or quoted on the Nasdaq National Market or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Committee.

     6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. (a) Subject to the provisions of Paragraph 8 hereof, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable with respect to one-fourth of the total number of shares subject to the option 12 months after the date of its grant and with respect to an additional one-fourth at the end of each 12-month period thereafter during the succeeding three years.

          (b) Notwithstanding any other provisions of the Plan to the contrary, the Committee may in its discretion (i) specifically provide as of the date of the grant for another time or times of exercise; (ii) accelerate the exercisability of any option, subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purposes of the Plan, which may include, without limitation, a requirement that the Optionee grant to the Committee an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value, as determined by the Committee, as of the date of acceleration; (iii) at any time prior to the expiration or termination of any options previously granted, extend the term of any option (including such options held by officers) for such additional period or periods as the Committee, in its discretion, may determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the options as to which the right to exercise has accrued may be exercised at the time of such accrual or at any time or times thereafter during the option term.

          (c) In the event of a change in control of the Company, all outstanding options shall become immediately exercisable. For the purposes of the Plan, the term "change in control" shall mean (1) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (2) that a change in the composition of the Board of Directors of the Company occurs as a result of which fewer than one-half of the incumbent directors are directors who either had been directors of the Company

24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

     7. EXERCISE OF OPTION. (a) An option may be exercised by giving written notice to the Committee, specifying the number of shares to be purchased. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an Optionee may, with the approval of the Committee, exercise his or her option by (i) delivering a promissory note in accordance with the terms of the Plan and in a form specified by the Company; (ii) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or (iii) delivery of an irrevocable written notice instructing the Company to deliver the shares of Common Stock being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver the cash to the Company, in each case equal to the full consideration of the exercise price for the shares of Common Stock being purchased. For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading date, on the first trading date immediately preceding the date of exercise), which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on such date.

          (b) In connection with the exercise of options granted under the Plan, the Company may make loans to such Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine to be not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

          (c) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the Optionee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such option by the Optionee or to comply with applicable law. An Optionee may, with the approval of the Committee, make an election to satisfy the tax withholding obligation by either (1) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the tax withholding obligation, (2) deduct from any cash payment pursuant to any broker-assisted option exercise (net to Optionee in cash or shares) an amount sufficient to satisfy any withholding tax requirements, or (3) instructing the Company to withhold from the shares of Common Stock otherwise issuable upon the exercise of the option that number of shares having a fair market value equal to the tax withholding obligation. The value of the shares to be delivered or withheld shall be based on the fair market value of the shares of Common Stock on the date of exercise, which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the Nasdaq National Market (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date of exercise.

          (d) At the time of any exercise of any option, the Company may, if the Company shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop order may be placed with the transfer agent for the Common Stock. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. Termination of Employment or Consulting Arrangement - Exercise Thereafter. (a) In the event the employment or consulting arrangement of an Optionee with the Company or any of its subsidiaries is terminated for any reason other than the Optionee's death, permanent disability, retirement after age 65 or following a change in control (as defined in Paragraph 6(c) hereof), such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of an Optionee's employment relationship to a consulting arrangement shall not result in termination of previously granted options.

          (b) In the event of termination of employment or consulting arrangement following a change in control (as defined in Paragraph 6(c) hereof), the option may be exercised in full (without regard to any times of exercise established under Paragraph 6 hereof; provided, however, that no options shall be exercisable during the first six months after the date of grant) by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, during its specified term. In the event of termination of employment or consulting arrangement because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as shall be subsequently amended) or retirement after age 65, the option may be exercised by the Optionee, or, if the Optionee dies after such termination, by the Optionee's heirs, legatees, or legal representatives, as the case may be, at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

          (c) Notwithstanding any other provision of the Plan to the contrary, the Committee may in its discretion provide for such other terms of expiration and termination of an option in the event of termination of the employment or consulting arrangement of the optionee as the Committee shall determine.

     9. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative. This restriction on transferability is effective only so long as it is required pursuant to Section 16 under the Securities Exchange Act of 1934, as amended. At the time such restriction on transferability is no longer so required, the Committee, in its discretion, may permit the transfer of an option on such terms and subject to such conditions as the Committee may deem necessary or appropriate or as otherwise may be required by applicable law or regulation.

     10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or legal entity there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an option granted under the Plan, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an option granted under the Plan. In the event of any such adjustment, the option price per share of Common Stock shall be proportionately adjusted.

     11. AMENDMENT OF THE PLAN. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of the Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all employees pursuant to this Plan, (ii) change the minimum purchase price of any option, or (iii) change the limitations on the option period or increase the time limitations on the grant of options.

     12.  EFFECTIVE DATE.  The Plan is effective as of January 24, 1996.

                          EXTENDED STAY AMERICA, INC.

                     NON-QUALIFIED STOCK OPTION CERTIFICATE


     This is to certify that on this 18th day of March, 1996, EXTENDED STAY AMERICA, INC., a Delaware corporation (the "Company"), pursuant to the Extended Stay America, Inc. 1996 Amended and Restated Employee Stock Option Plan (the "Plan"), hereby grants to Harold E. Wright ("Optionee"), an employee of the Company or one of its affiliated entities, an option to purchase 600,000 shares (the "Option Shares") of common stock, par value $.01 per share, of the Company, subject to all terms and conditions of the Plan (a copy of which is attached hereto and incorporated herein by reference) and the following, which shall supersede any conflicting provisions of the Plan:

     1. The option price, payable upon exercise of the option, shall be $21.00 per share, subject to adjustment as provided in Paragraph 10 of the Plan.

     2. The option shall be exercisable by Optionee with respect to twenty-five percent (25%) of the Option Shares after September 19, 1996; an additional twenty-five percent (25%) of the Option Shares shall be exercisable by Optionee after each of June 1, 1997, June 1, 1998, and June 1, 1999.

     3. The term of the option is ten years, subject to earlier termination as provided herein.

     4. If Optionee's employment with the Company or one of its affiliated entities is terminated without Cause (as defined in the Employment Agreement dated March 18, 1996, by and between Optionee and ESA Development, Inc. (the "Employment Agreement")), all of the options granted herein shall immediately vest and be exercisable at any time, or from time to time, but in no event later than the first to occur of
          (i) two (2) years from the date of termination, or (ii) the termination date specified in paragraph 3 above, at which time any unexercised options shall expire.

     5. If Optionee's employment with the Company or one of its affiliated entities is terminated with Cause (as defined in the Employment Agreement), Optionee may exercise any options granted herein which are exercisable on the date of such termination at any time, or from time to time, within thirty (30) days from the date of such termination, at which time any unexercised options shall expire. Any of the options granted herein that are not exercisable on the date of Optionee's employment shall expire on the date of such termination.

     6. If Optionee terminates his employment with the Company or one of its affiliates pursuant to the terms of the Employment Agreement at any time after June 1, 1998, all of the options granted herein shall vest and be exercisable as if such employment had not been terminated.

     7. If Optionee terminates his employment with the Company or one of its affiliates pursuant to the terms of the Employment Agreement prior to June 1, 1998, Optionee may exercise any options granted herein which are exercisable on the date of such termination at any time, or from time to time, within two (2) years from the date of such termination, at which time any unexercisable options shall expire. Any of the options granted herein that are not exercisable on the date of the termination of Optionee's employment shall expire on the date of such termination.

     IN WITNESS WHEREOF, this instrument has been executed by a duly authorized officer of the Company as of the date written above.



                                   EXTENDED STAY AMERICA, INC.



                                   By: /s/ George D. Johnson, Jr.
                                       --------------------------



                                   OPTIONEE:



                                   By: /s/ Harold E. Wright
                                       --------------------------